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                           [Munger, Tolles & Olson LLP]



                                April 22, 1998




BT ALEX. BROWN INCORPORATED
130 Liberty Street
New York, New York 10006

     Re:  Henry Company 10% Senior Notes Due 2008

Ladies and Gentlemen:

          We have acted as counsel for Henry Company, a California corporation (the "Company"), with respect to the issuance and sale by the Company to BT Alex. Brown Incorporated (the "Initial Purchaser") of $85,000,000 principal amount of the Company's 10% Senior Notes due 2008 (the "Notes"), pursuant to that certain Purchase Agreement (the "Purchase Agreement") dated as of April 15, 1998, between the Initial Purchaser, the Company and, as of April 22, 1998, Monsey Products, Co., a Pennsylvania corporation ("Monsey"), Kimberton Enterprises, Inc., a Delaware corporation ("Kimberton") and Monsey Products of Arizona LLC, an Arizona limited liability company ("Monsey Arizona"; Monsey, Kimberton and Monsey Arizona are together sometimes referred to herein as the "Guarantors") as guarantors.
The Notes are being issued pursuant to an Indenture dated as of April 22, 1998 (the "Indenture"), between the Company, U.S. Trust Company of California, N.A., as trustee (the "Trustee") and the Guarantors. All capitalized terms used herein without definition shall have meanings ascribed to such terms in the Purchase Agreement.

          In our capacity as counsel for the Company, we have examined originals or copies of corporate records of the Company, certificates of public officials and of officers of the Company and others, and such other documents as we have deemed necessary or

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BT Alex. Brown Incorporated
April 22, 1998
Page 2

appropriate for the purposes of this opinion. We have also examined the Offering Memorandum dated April 15, 1998 related to the offer by the Company of the Senior Notes (the "Final Memorandum"). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the legal capacity of all parties executing such documents.

          In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

          On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. The Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed in Exhibit A hereto.

          2. The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, to our knowledge, were not issued in violation of any preemptive or similar rights.

          3.   To our knowledge, except as set forth in the Final Memorandum,
(A) no options, warrants or other rights to purchase from the Company shares of capital stock of the Company are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock in the Company are outstanding, and (C) no holder of securities of the Company, other than the holders of the Notes, is entitled to have such securities registered under a registration statement to be filed pursuant to the Registration Rights Agreement dated as of April 22, 1998 by and among the Company, the Initial Purchaser and the Guarantors (the "Registration Rights Agreement").

          4. The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under

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BT Alex. Brown Incorporated
April 22, 1998
Page 3

the TIA; the Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) we express no opinion with respect to the enforceability or effect of Section 4.09 of the Indenture or as to whether a California court or a Federal court sitting in California would uphold the stipulation in the Indenture that New York law governs the Indenture and the Notes and the Guarantees (the Notes and the Guarantees, together, are referred to herein as the "Securities").

          5. The Notes and the Guarantees are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          6. The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and if the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          7. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration

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BT Alex. Brown Incorporated
April 22, 1998
Page 4

Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company and each of the Guarantors (assuming due authorization, execution and delivery thereof by the Initial Purchaser), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations, and (C) we express no opinion with respect to the enforceability or effect of Section 4 of the Registration Rights Agreement or that a California court or a Federal court sitting in California would uphold the stipulation in the Registration Rights Agreement that New York law would govern it.

          8. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby; the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Company. The Purchase Agreement has been duly executed and delivered by the Company.

          9. The descriptions of the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the New Credit Agreement and the Acquisition Agreement contained in the Final Memorandum provide a fair summary of such documents.

          10. The statements set forth under the headings "The Transactions," "Certain Transactions," "Description of the Credit Facilities," and "Description of the Notes" in the Final Memorandum, insofar as such statements constitute a summary of provisions of documents referred to therein, accurately summarize the described provisions of such documents in all material respects. The first and third sentences of the second paragraph and the first and second sentences of the third paragraph appearing under the heading "Business - Litigation" and the third sentence of the second paragraph appearing under the heading "Business -Environmental Matters," insofar as such sentences constitute a summary of provisions of documents referred to therein, accurately summarize the described provisions of such documents in all material respects; provided, that we express no opinion with respect to (i) the status of any such proceedings or matters, or the materiality thereof or (ii) the accuracy of any statement of fact contained therein as it relates to the actions of any person or entity.

          11. The execution, delivery and performance by the Company of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Acquisition

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BT Alex. Brown Incorporated
April 22, 1998
Page 5

Agreement and the New Credit Agreement and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) will not conflict with, constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any contract listed on Exhibit B hereto, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company, the Guarantors and the Guarantors' direct and indirect subsidiaries taken as a whole (a "Material Adverse Effect"), (ii) the articles of incorporation or bylaws of the Company, or
(iii) assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 of the Purchase Agreement, any statute, law, judgment, decree, order, rule or regulation known to us to be applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          12. Assuming the accuracy of the Initial Purchaser's representations and warranties in Section 8 of the Purchase Agreement, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company of the other transactions contemplated thereby, except such as may be required under state securities or "Blue Sky" laws, as to which we express no opinion, and those which have previously been obtained.

          13. To our knowledge, there are no legal or governmental proceedings involving or affecting the Company or any of the Guarantors or any of their respective properties or assets which would be required to be described in a prospectus on Form S-1 pursuant to the Securities Act of 1933, as amended (the "Act") that are not described in the Final Memorandum, nor are there any material contracts which would be required to be described in a prospectus on Form S-1 pursuant to the Act that are not described in the Final Memorandum; provided, that with respect to our opinion as to the properties, assets or material contracts of the Guarantors, we have relied solely on an examination of the Guarantors' schedules to the Acquisition Agreement (for which we assume no responsibility and which we have not independently verified) describing legal or governmental proceedings and material contracts.

          14. None of the Company or any of the Guarantors, or immediately after the sale of the Securities to be sold pursuant to the Purchase Agreement and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Sources and Uses of Funds") will be, an "investment company" as such term is defined in the

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BT Alex. Brown Incorporated
April 22, 1998
Page 6

Investment Company Act of 1940, as amended; provided, that with respect to the opinion set forth in this Paragraph 14, we have relied solely on the description of the businesses of the Company and the Guarantors contained in the Final Memorandum and a certificate of the chief financial officer of the Company as to the business and financial affairs of the Company and, to his knowledge, of the Guarantors.

          15. No registration of the Securities is required under the Act in connection with the sale of the Securities to the Initial Purchaser as contemplated by the Purchase Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with the Purchase Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S promulgated under the Act, (ii) the accuracy of the Initial Purchaser's representations in Section 8 of the Purchase Agreement and those of the Company and the Guarantors contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 of the Purchase Agreement.

          16. Assuming that the proceeds from the sale of the Securities are applied as described in the Final Memorandum under the caption "Sources and Uses of Funds", neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities by the Company and the Guarantors, as appropriate, will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                          -------------------------

          Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the Final Memorandum are of a wholly or partially non-legal character or relate to matters outside the scope of the opinion set forth above, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, and we make no representation

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BT Alex. Brown Incorporated
April 22, 1998
Page 7

that we have independently verified the accuracy, completeness or fairness of such statements or any of them.

          However, during the course of our engagement, we have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Initial Purchaser and counsel for the Initial Purchaser at which conferences the contents of the Final Memorandum and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum (without limiting our opinions set forth in paragraphs 9 and 10 above) and have made no independent check or verification thereof, during the course of such participation (in which we relied as to materiality primarily on the statements of officers of the Company), no facts have come to our attention that have led us to believe that the Final Memorandum, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum.

          We furthermore confirm to you that, to our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of its properties or assets is subject which seeks to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold pursuant to the Purchase Agreement or the consummation of the other transactions described in the Final Memorandum under the caption "Sources and Uses of Funds."

          We are admitted to practice law only in the State of California. Accordingly, our opinion is limited in all respects to the laws of the State of California, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability or effect of the laws of any other jurisdiction. To the extent that the matters which are the subject of this opinion may be affected by the laws of the State of New York, we have assumed, without verification, that the laws of the State of New York are identical to the laws of the State of California. We express no opinion as to the effect of California or Federal laws relating to permissible rates of interest on the Securities and the transactions contemplated by the Purchase Agreement.

          This letter is furnished by us as counsel for the Company pursuant to Section 7(a) of the Purchase Agreement in connection with the offer and sale of the Securities and is intended to be solely for the benefit of the Initial Purchaser. This letter may not be

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BT Alex. Brown Incorporated
April 22, 1998
Page 8

relied upon by the Initial Purchaser for any other purpose, or furnished to, quoted to, or relied upon by any other person or entity for any purpose, without our prior written consent.

                                   Very truly yours,

                                   /s/ MUNGER, TOLLES & OLSON LLP
                                   ------------------------------
                                   Munger, Tolles & Olson LLP

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BT Alex. Brown Incorporated
April 22, 1998
Page 9

                                  EXHIBIT A
                            Foreign Jurisdictions


                                    Texas
                                  Washington
                                    Oregon

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BT Alex. Brown Incorporated
April 22, 1998
Page 10

                                  EXHIBIT B
                                  Contracts



     1. Warrant Agreement dated as of October 1, 1997 between Henry Company and the Warner W. Henry Living Trust

     2. Financing and Security Agreement dated as of December 20, 1996 by and between Henry Company and NationsBank, N.A.

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                                OFFICER'S CERTIFICATE
                            TO MUNGER, TOLLES & OLSON LLP


     The undersigned Jeffrey A. Wahba, Chief Financial Officer of Henry Company (the "Company"), in connection with the legal opinion to be given by Munger, Tolles & Olson LLP in connection with the issuance of the Company's 10% Senior Notes Due 2008 (the "Notes"), does hereby certify as follows:

          1. Except as described in the Offering Memorandum dated April 15, 1998 relating to the issuance and sale of the Notes (the "Offering Memorandum"), the Company has not issued any shares of its capital stock.

          2. Attached as Exhibit A hereto is a true and correct list of every material bond, debenture, note or other evidence of material indebtedness, and every material instrument, indenture, contract or agreement to which the Company is a party or by which any of its properties are bound.

          3. There are no legal or governmental proceedings to which the Company is a party or of which any of its property is the subject, other than ordinary routine litigation incidental to the business of the Company, which could not be reasonably expected to have a material adverse effect on the operations, business or financial condition of the Company.

          4. There are no court or administrative orders, writs, judgments or decrees specifically directed to the Company which are material to the Company.

          5. The offer and sale of the Notes will be conducted in accordance with the terms set forth in the Purchase Agreement dated April 15, 1998 by and among the Company, BT Alex. Brown Incorporated (the "Initial Purchaser") and the guarantors named therein.

          6. The financial statements of the Company contained in the Offering Memorandum provide a fair presentation of the consolidated financial condition of the Company as of and for the periods ended December 31, 1998. The Company and, to my knowledge each of Monsey Products Co. ("Monsey") and its subsidiaries:

               (i) is engaged solely in the lines of business described in the Offering Memorandum;

               (ii) does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and


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               (iii)     do not own or propose to acquire securities having a
     value exceeding 40 percent of the value of its total assets.





          7. There are no legal or governmental proceedings pending or, to my knowledge, threatened to which the Company is a party or to which any of its properties or assets is subject which seeks to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes or the consummation of the other transactions described in the Final Memorandum under the caption "Sources and Uses of Funds."

          8. Munger, Tolles & Olson LLP is entitled to rely on the Officer's Certificate of the Company delivered on the date hereof pursuant to Section 7(h) of the Purchase Agreement and the Secretary's Certificate of the Company delivered to the Initial Purchaser on the date hereof.



     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company as of April 22, 1998.



                                   /s/ Jeffrey A. Wahba
                                   -----------------------------------
                                   Jeffrey A. Wahba
                                   Chief Financial Officer


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                          EXHIBIT A - MATERIAL AGREEMENTS


     1. Warrant Agreement dated as of October 1, 1997 between Henry Company and the Warner W. Henry Living Trust

     2. Financing and Security Agreement dated as of December 20, 1996 by and between Henry Company and NationsBank, N.A.


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